SOURCE: HUDSON VALLEY HOLDING CORP.

FOR IMMEDIATE RELEASE	CONTACT
Hudson Valley Holding Corp. 21 Scarsdale Road Yonkers, NY 10707	Stephen R. Brown President and CEO (914) 771-3073
Michael J. Indiveri Executive Vice President and CFO (914) 768-6834

HUDSON VALLEY HOLDING CORP. ANNOUNCES FINANCIAL RESULTS FOR THE THIRD QUARTER OF 2014

— Company delivers solid performance for the quarter —

— Net-interest income and margin improvement driven by continued liquidity deployment —

— Declares cash dividend of $0.08 per share —

YONKERS, N.Y. – October 27, 2014 – Hudson Valley Holding Corp. (NYSE: HVB) reported solid third quarter 2014 earnings, benefiting from continued liquidity deployment and margin improvement.

The parent company of Hudson Valley Bank earned $3.3 million, or $0.16 per diluted share, in the third quarter of 2014, compared to $2.4 million, or $0.12 per diluted share, in the second quarter of 2014, and $2.5 million, or $0.13 per diluted share, in the third quarter of 2013.

“We are pleased that our ongoing efforts to deploy liquidity translated into enhanced profitability and improvement in our net-interest margin,” President and Chief Executive Officer Stephen R. Brown said.

Balance Sheet
Cash and cash equivalents totaled $341.1 million at September 30, 2014, decreasing 32.8 percent during the third quarter and 51.2 percent from December 31, 2013. Cash and cash equivalents totaled 10.9 percent of total assets at September 30, 2014 as compared to 15.7 percent in the linked quarter and 23.3 percent at December 31, 2013.

Investment securities totaled $847.3 million at September 30, 2014, increasing 0.3 percent during the third quarter and 54.5 percent from December 31, 2013. As previously reported the Company purchased $304 million of high quality instruments in June 2014. The contribution to earnings, from this purchase, is fully reflected in third quarter 2014 interest income.

Net loans totaled $1.80 billion at September 30, 2014, increasing 3.3 percent during the third quarter of 2014 and 12.1 percent from December 31, 2013.

Commercial and industrial loans of $318.3 million represented 17.4 percent of total loans at both September 30, 2014 and at the end of the linked quarter compared to 16.2 percent at the end of the year-ago quarter.

Loans secured by 1-4 family residential mortgages of $289.4 million at September 30, 2014, represented 15.8 percent of total loans, compared to 17.1 percent at the end of the linked quarter and 18.3 percent at the end of the year-ago quarter.

Deposits totaled $2.8 billion at September 30, 2014, decreasing 3.2 percent during the third quarter and increasing 5.1 percent from December 31, 2013.

Core deposits represented 97 percent of total deposits at the end of the third quarter of 2014, unchanged from the second quarter of 2014. Core deposits, which exclude time deposits greater than $100,000, totaled $2.7 billion at September 30, 2014, compared to $2.5 billion at both December 31, 2013, and September 30, 2013.

Portfolio Credit Quality

Nonperforming assets (NPAs), which include non-accrual loans, accruing loans delinquent over 90 days and other real estate owned (OREO), were $27.0 million at September 30, 2014, compared to $20.5 million at June 30, 2014, $23.5 million at December 31, 2013 and $34.0 million at September 30, 2013. The increase in the quarter ended September 30, 2014 resulted from the transfer of a commercial real estate relationship totaling $9.2 million to non-accrual status. NPAs totaled 0.87 percent of total assets at September 30, 2014, compared to 0.78 percent at December 31, 2013 and 1.12 percent at September 30, 2013.

Net charge-offs were $0.2 million for the third quarter of 2014, compared to $0.1 million in the linked quarter and $0.8 million in the year-ago quarter. As a percentage of average loans, annualized net charge-offs were 0.05 percent for the third quarter of 2014, 0.02 percent in the linked quarter, and 0.23 percent in the year-ago quarter.

The Company’s allowance for loan losses was $27.7 million at September 30, 2014 compared to $26.0 million at December 31, 2013 and $25.9 million at September 30, 2013. The allowance measured 1.52 percent, 1.59 percent and 1.64 percent of total loans at each of those dates, respectively.

Classified assets at September 30, 2014 represented 19.1 percent of Tier 1 capital plus the allowance for loan losses, compared to 20.7 percent at December 31, 2013 and 29.1 percent at September 30, 2013.

The Company’s provision for loan losses in the third quarter of 2014 was $0.7 million, compared to $0.5 million in the linked quarter and $0.8 million in the year-ago quarter.

Revenues and Margin
Net interest income was $23.6 million in the third quarter of 2014, compared to $22.1 million in the linked quarter and $21.0 million in the year-ago quarter.

The Company’s net interest margin was 3.12 percent in the third quarter of 2014, compared to 3.05 percent in the linked quarter and 2.99 percent in the year-ago quarter. The increase was primarily a result of the Company deploying liquidity into higher yielding assets.

The yield on interest-earning assets averaged 3.28 percent in the third quarter of 2014, compared to 3.22 percent in the linked quarter and 3.19 percent in the year-ago quarter. The average cost of deposits remained at 0.17 percent in both the third quarter of 2014 and the linked quarter, and 0.18 percent in the year-ago quarter.

Non-interest income was $4.0 million for the third quarter of 2014, compared to $3.9 million for the linked quarter, and $4.2 million in the year-ago quarter.

Non-Interest Expense
Total non-interest expense for the third quarter of 2014 was $22.2 million, compared to $22.1 million in the linked quarter and $21.5 million in the year-ago quarter. Expense savings achieved in 2013 through the elimination of non-profitable operations, have been reinvested into the asset based lending and equipment financing units. Salaries and employee benefits expense was $12.6 million in the third quarter of 2014, compared to $12.7 million in the linked quarter and $11.2 million in the year-ago quarter. We believe any incremental increases in non-interest expense will be business development related.

Quarterly Cash Dividend and Capital Management
The Company’s board of directors declared a quarterly cash dividend of $0.08 per share, payable on November 14, 2014, to all common stock shareholders of record as of the close of business on November 7, 2014.

At September 30, 2014, the Company maintained a total risk-based capital ratio of 15.6 percent, a Tier 1 risk-based capital ratio of 14.3 percent, and a Tier 1 leverage ratio of 9.1 percent. Its Hudson Valley Bank subsidiary at September 30, 2014 maintained a total risk-based capital ratio of 15.3 percent, a Tier 1 risk-based capital ratio of 14.0 percent, and a Tier 1 leverage ratio of 8.8 percent.

Non-GAAP Financial Disclosures and Reconciliation to GAAP
In addition to evaluating the Company’s results of operations in accordance with U.S. generally accepted accounting principles (“GAAP”), management routinely supplements this evaluation with an analysis of certain non-GAAP financial measures, such as the tangible equity ratio and tangible book value per share. Management believes these non-GAAP financial measures provide information useful to investors in understanding Hudson Valley Holding Corp.’s underlying operating performance and trends, and facilitates comparisons with the performance of other banks. Further, the tangible equity ratio and tangible book value per share are used by management to analyze the relative strength of Hudson Valley Holding Corp.’s capital position.

In light of diversity in presentation among financial institutions, the methodologies used by Hudson Valley Holding Corp. for determining the non-GAAP financial measures discussed above may differ from those used by other financial institutions.

Conference Call

As previously announced, the Company will hold its quarterly conference call to review the Company’s financial results on Tuesday, October 28, 2014 at 10:00 AM ET:

Domestic (toll free): 1-877-508-9602; International (toll): +1-412-317-1076.

All participants should dial in at least ten minutes prior to the call and request the “Hudson Valley Third Quarter Earnings Call.”

A replay of the call will be available one hour from the close of the conference through November 10, 2014.

Domestic Toll Free: 1-877-344-7529 — 10053964; International Toll: +1-412-317-0088 — Conference # 10053964.

Participants will be required to state their name and company upon entering call.

The Company webcast will be available live at 10:00 AM ET, and archived after the call through its website at www.hudsonvalleybank.com.

About Hudson Valley Holding Corp. Through its Hudson Valley Bank subsidiary, headquartered in Yonkers, N.Y., Hudson Valley Holding Corp (NYSE:HVB) serves small- and mid-sized businesses, professional services firms, not-for-profit organizations and their principals throughout metropolitan New York.  The Company focuses on building strategic relationships with its niche customers, providing a full range of banking, deposit, financing, trust and investment management services, in addition to specialized services, such as asset based lending and equipment financing, across varied industries nationwide. With $3.1 billion in assets, $2.8 billion in deposits and 28 branches, Hudson Valley is the largest bank headquartered in Westchester County. Its common stock is traded on the New York Stock Exchange and is a Russell 3000® Index component. More information is available at www.hudsonvalleybank.com.

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Forward Looking Statements

Hudson Valley Holding Corp. (“Hudson Valley”) has made in this press release various forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to earnings, credit quality and other financial and business matters for periods subsequent to September 30, 2014. These statements may be identified by such forward-looking terminology as “expect”, “may”, “will”, “anticipate”, “continue”, “believe” or similar statements or variations of such terms. Hudson Valley cautions that these forward-looking statements are subject to numerous assumptions, risks and uncertainties, and that statements relating to subsequent periods increasingly are subject to greater uncertainty because of the increased likelihood of changes in underlying factors and assumptions. Actual results could differ materially from forward-looking statements.

Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements, in addition to those risk factors disclosed in the Hudson Valley’s Annual Report on Form 10-K for the year ended December 31, 2013 include, but are not limited to:

•	the Office of the Comptroller of the Currency (the “OCC”) and other bank regulators may require us to further modify or change our mix of assets, including our concentration in certain types of loans, or require us to take further remedial actions;

•	our inability to deploy our excess cash, reduce our expenses and improve our operating leverage and efficiency;

•	our ability to pay quarterly cash dividends to shareholders in light of our earnings, the current and future economic environment, Federal Reserve Board guidance, our Bank’s capital plan and other regulatory requirements applicable to Hudson Valley or Hudson Valley Bank;

•	the possibility that we may need to raise additional capital in the future and our ability to raise such capital on terms that are favorable to us;

•	further increases in our non-performing loans and allowance for loan losses;

•	ineffectiveness in managing our commercial real estate portfolio;

•	lower than expected future performance of our investment portfolio;

•	inability to effectively integrate and manage the new businesses and lending teams;

•	a lack of opportunities for growth, plans for expansion (including opening new branches) and increased or unexpected competition in attracting and retaining customers;

•	continued poor economic conditions generally and in our market area in particular, which may adversely affect the ability of borrowers to repay their loans and the value of real property or other property held as collateral for such loans;

•	lower than expected demand for our products and services;

•	possible additional impairment of our goodwill and other intangible assets;

•	our inability to manage interest rate risk;

•	increased expense and burdens resulting from the regulatory environment in which we operate and our ability to comply with existing and future regulatory requirements;

•	our inability to maintain regulatory capital above the minimum levels Hudson Valley Bank has set as its minimum capital levels, or such higher capital levels as may be required;

•	proposed legislative and regulatory action may adversely affect us and the financial services industry;

•	legislative and regulatory actions (including the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act and related regulations) may subject us to additional regulatory oversight which may result in increased compliance costs and/or require us to change our business model;

•	future increased Federal Deposit Insurance Corporation, or FDIC, special assessments or changes to regular assessments;

•	potential liabilities under federal and state environmental laws;

•	legislative and regulatory changes to laws governing New York State’s taxation of HVB’s REIT subsidiary.

We assume no obligation for updating any such forward-looking statements at any given time.

HUDSON VALLEY HOLDING CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
For the three months ended September 30, 2014 and 2013
(In thousands, except per share data)

	Three Months Ended
	September 30
	2014	2013
Interest Income:
Loans, including fees	$20,473	$18,805
Securities:
Taxable	3,521	2,352
Exempt from Federal income taxes	585	696
Federal funds sold	7	8
Deposits in banks	241	548
Total interest income	24,827	22,409

Interest Expense:
Deposits	1,224	1,207
Securities sold under repurchase agreements and other short-term borrowings	11	6
Other borrowings	—	183
Total interest expense	1,235	1,396

Net Interest Income	23,592	21,013
Provision for loan losses	651	767
Net interest income after provision for loan losses	22,941	20,246

Non-Interest Income:
Service charges	1,439	1,434
Investment advisory fees	1,922	1,915
Realized gains on securities available for sale, net	1	—
Other income	657	840
Total Non-interest income	4,019	4,189

Non-Interest Expense:
Salaries and employee benefits	12,603	11,213
Occupancy	2,131	2,093
Professional services	1,796	1,979
Equipment	1,065	1,032
Business development	756	547
FDIC assessment	559	1,007
Other operating expenses	3,273	3,675
Total non-interest expense	22,183	21,546

Income Before Income Taxes	4,777	2,889
Income Taxes	1,515	394
Net Income	$3,262	$2,495

Basic Earnings Per Common Share	$0.16	$0.13
Diluted Earnings Per Common Share	$0.16	$0.13

HUDSON VALLEY HOLDING CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
For the nine months ended September 30, 2014 and 2013
(In thousands, except per share data)

	Nine Months Ended
	September 30
	2014	2013
Interest Income:
Loans, including fees	$59,516	$56,890
Securities:
Taxable	8,594	6,937
Exempt from Federal income taxes	1,837	2,244
Federal funds sold	23	30
Deposits in banks	973	1,536
Total interest income	70,943	67,637

Interest Expense:
Deposits	3,486	3,746
Securities sold under repurchase agreements and other short-term borrowings	26	22
Other borrowings	10	542
Total interest expense	3,522	4,310

Net Interest Income	67,421	63,327
Provision for loan losses	1,189	1,828
Net interest income after provision for loan losses	66,232	61,499

Non-Interest Income:
Service charges	4,637	4,567
Investment advisory fees	5,720	5,807
Realized gains on securities available for sale, net	39	—
Gains on sales and revaluation of loans held for sale and other real estate owned, net	—	17
Prepayment penalty — FHLB Borrowings	(1,860)	—
Other income	1,893	2,196
Total non-interest income	10,429	12,587

Non-Interest Expense:
Salaries and employee benefits	38,335	33,615
Occupancy	6,515	6,303
Professional services	5,417	5,215
Equipment	3,043	3,089
Business development	2,354	1,590
FDIC assessment	1,687	2,900
Other operating expenses	8,712	8,263
Total non-interest expense	66,063	60,975

Income Before Income Taxes	10,598	13,111
Income Taxes	3,294	3,478
Net Income	$7,304	$9,633

Basic Earnings Per Common Share	$0.37	$0.49
Diluted Earnings Per Common Share	$0.36	$0.49

HUDSON VALLEY HOLDING CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
September 30, 2014 and December 31, 2013
(In thousands, except share and per share data)

	September 30	December 31
	2014	2013
ASSETS
Cash and non-interest earning due from banks	$48,995	$37,711
Interest earning deposits in banks	292,076	661,643

Total cash and cash equivalents	341,071	699,354
Federal funds sold	13,608	27,134
Securities available for sale, at estimated fair value (amortized cost of $847,607 in
2014 and $550,785 in 2013)	842,750	542,198
Securities held to maturity, at amortized cost (estimated fair value of $4,837 in
2014 and $6,556 in 2013)	4,575	6,238
Federal Home Loan Bank of New York (FHLB) stock	2,409	3,478
Loans (net of allowance for loan losses of $27,722 in 2014 and $25,990 in 2013)	1,800,653	1,606,179
Accrued interest and other receivables	15,341	14,663
Premises and equipment, net	15,451	15,103
Deferred income tax, net	28,514	31,433
Bank owned life insurance	42,735	41,224
Goodwill	5,142	5,142
Other intangible assets	570	713
Other assets	7,278	6,340
TOTAL ASSETS	$3,120,097	$2,999,199

LIABILITIES
Deposits:
Non-interest bearing	$1,077,422	$1,069,631
Interest bearing	1,691,229	1,564,113
Total deposits	2,768,651	2,633,744
Securities sold under repurchase agreements and other short-term borrowings	29,890	34,379
Other borrowings	—	16,388
Accrued interest and other liabilities	30,212	30,379
TOTAL LIABILITIES	2,828,753	2,714,890

STOCKHOLDERS’ EQUITY
Preferred Stock, $0.01 par value; authorized 15,000,000 shares; no shares
outstanding in 2014 and 2013, respectively	—	—
Common stock, $0.20 par value; authorized 25,000,000 shares: outstanding
19,984,957 and 19,935,559 shares in 2014 and 2013, respectively	4,257	4,247
Additional paid-in capital	352,322	351,108
Retained earnings (deficit)	(3,784)	(7,111)
Accumulated other comprehensive loss	(3,887)	(6,371)
Treasury stock, at cost; 1,299,414 shares in 2014 and 2013	(57,564)	(57,564)
TOTAL STOCKHOLDERS’ EQUITY	291,344	284,309

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$3,120,097	$2,999,199

HUDSON VALLEY HOLDING CORP. AND SUBSIDIARIES
Average Balances and Interest Rates
For the three months ended September 30, 2014 and 2013

The following table sets forth the average balances of interest earning assets and interest bearing liabilities for the periods indicated, as well as total interest and corresponding yields and rates (dollars in thousands).
	Three Months Ended September 30,
		2014			2013
	-			-		-
(Unaudited)	Average		Yield/	Average		Yield/
	Balance	Interest (3)	Rate	Balance	Interest (3)	Rate

ASSETS
Interest earning assets:
Deposits in Banks	$400,657	$241	0.24%	$807,764	$548	0.27%
Federal funds sold	16,664	7	0.17%	19,360	8	0.17%
Securities: (1)
Taxable	748,917	3,521	1.88%	462,622	2,352	2.03%
Exempt from federal income taxes	101,465	900	3.55%	83,681	1,070	5.11%
Loans, net (2)	1,758,225	20,473	4.66%	1,450,338	18,805	5.19%
Total interest earning assets	3,025,928	25,142	3.32%	2,823,765	22,783	3.23%

Non-interest earning assets:
Cash & due from banks	61,361			59,577
Other assets	111,339			132,410
Total non-interest earning assets	172,700			191,987

Total assets	$3,198,628			$3,015,752

LIABILITIES AND STOCKHOLDERS’ EQUITY
Interest bearing liabilities:
Deposits:
Money market	$998,079	$825	0.33%	$886,735	$739	0.33%
Savings	119,233	34	0.11%	126,827	80	0.25%
Time	111,539	127	0.46%	120,797	148	0.49%
Checking with interest	548,495	238	0.17%	488,219	240	0.20%
Securities sold under repo & other s/t borrowings	34,831	11	0.13%	27,743	6	0.09%
Other borrowings	—	—	0.00%	16,402	183	4.46%
Total interest bearing liabilities	1,812,177	1,235	0.27%	1,666,723	1,396	0.34%

Non-interest bearing liabilities:
Demand deposits	1,062,638			1,015,931
Other liabilities	30,858			35,887
Total non-interest bearing liabilities	1,093,496			1,051,818

Stockholders’ equity (1)	292,955			297,211
Total liabilities and stockholders’ equity	$3,198,628			$3,015,752

Net interest earnings		$23,907			$21,387
Net yield on interest earning assets			3.16%			3.03%
—
(1) Excludes unrealized gains (losses) on securities available for sale. Management believes that this presentation more closely reflects actual performance, as it is more consistent with the Company’s stated asset/liability management strategies, which have not resulted in significant realization of temporary market gains or losses on securities available for sale which were primarily related to changes in interest rates. Effects of these adjustments are presented in the table below.

(2) Includes loans classified as non-accrual.
(3) The data contained in the table has been adjusted to a tax equivalent basis, based on the Company’s federal statutory rate of 35 percent. Management believes that this presentation provides comparability of net interest income and net interest margin arising from both taxable and tax-exempt sources and is consistent with industry practice and SEC rules. Effects of these adjustments are presented in the table below.

HUDSON VALLEY HOLDING CORP. AND SUBSIDIARIESAverage Balances and Interest RatesFor the nine months ended September 30, 2014 and 2013         The following table sets forth the average balances of interest earning assets and interest bearing liabilities for the periods indicated, as well as total interest and corresponding yields and rates (dollars in thousands). Nine Months Ended September 30,  2014    2013  (Unaudited)Average Yield/ Average Yield/ BalanceInterest (3)Rate BalanceInterest (3)RateASSETS       Interest earning assets:        Deposits in Banks $521,133 $973 0.25%  $794,649 $1,536 0.26% Federal funds sold18,969 23 0.16% 22,711 30 0.18% Securities: (1)       Taxable579,790 8,594 1.98% 423,549 6,937 2.18% Exempt from federal income taxes96,265 2,826 3.91% 83,268 3,452 5.53% Loans, net (2)1,682,525 59,516 4.72% 1,427,552 56,890 5.31%Total interest earning assets2,898,682 71,932 3.31% 2,751,729 68,845 3.34%        Non-interest earning assets:        Cash & due from banks58,914    57,393    Other assets110,513    133,755   Total non-interest earning assets169,427    191,148   Total assets $3,068,109     $2,942,877   LIABILITIES AND STOCKHOLDERS’ EQUITY       Interest bearing liabilities:        Deposits:        Money market $ 948,784 $ 2,363 0.33%  $ 881,208 $ 2,364 0.36% Savings122,009 113 0.12% 127,014 267 0.28% Time113,481 392 0.46% 124,591 466 0.50% Checking with interest505,518 618 0.16% 433,088 649 0.20% Securities sold under repo & other s/t borrowings32,031 26 0.11% 27,926 22 0.11% Other borrowings 300 10 4.44% 16,412 542 4.40%Total interest bearing liabilities1,722,123 3,522 0.27% 1,610,239 4,310 0.36%Non-interest bearing liabilities:        Demand deposits1,025,443    1,007,336    Other liabilities29,213    30,960   Total non-interest bearing liabilities1,054,656    1,038,296   Stockholders’ equity (1)291,330    294,342   Total liabilities and stockholders’ equity $3,068,109     $ 2,942,877   Net interest earnings  $68,410     $64,535  Net yield on interest earning assets  3.15%   3.13%        (1) Excludes unrealized gains (losses) on securities available for sale. Management believes that this presentation more closely reflects actual performance, as it is more consistent with the Company’s stated asset/liability management strategies, which have not resulted in significant realization of temporary market gains or losses on securities available for sale which were primarily related to changes in interest rates. Effects of these adjustments are presented in the table below. (2) Includes loans classified as non-accrual. (3) The data contained in the table has been adjusted to a tax equivalent basis, based on the Company’s federal statutory rate of 35 percent. Management believes that this presentation provides comparability of net interest income and net interest margin arising from both taxable and tax-exempt sources and is consistent with industry practice and SEC rules. Effects of these adjustments are presented in the table below.

HUDSON VALLEY HOLDING CORP. AND SUBSIDIARIESFinancial HighlightsThird Quarter 2014 and 2013(Dollars in thousands, except per share data)      Three MonthsThree MonthsNine MonthsNine Months EndedEndedEndedEnded Sep 30, 2014Sep 30, 2013Sep 30, 2014Sep 30, 2013     Earnings:    Net Interest Income $ 23,592 $ 21,013 $ 67,421 $ 63,327 Non-Interest Income 4,019 4,189 10,429 12,587 Non-Interest Expense 22,183 21,546 66,063 60,975 Net Income 3,262 2,495 7,304 9,633 Net Interest Margin3.12%2.99%3.10%3.07%Net Interest Margin (FTE) (1)3.16%3.03%3.15%3.13%     Diluted Earnings Per Share $0.16 $ 0.13 $0.36 $0.49 Dividends Per Share $0.08 $0.06 $0.20 $0.18 Return on Average Equity4.47%3.45%3.36%4.41%Return on Average Assets0.41%0.33%0.32%0.44%Efficiency Ratio (2)79.44%84.24%81.90%79.08%     Average Balances:    Average Assets $ 3,196,676 $ 3,002,857 $ 3,065,092 $ 2,937,766 Average Net Loans 1,758,225 1,450,338 1,682,525 1,427,552 Average Investments 850,382 546,303 676,055 506,817 Average Interest Earning Assets 3,023,976 2,810,870 2,895,665 2,746,618 Average Deposits 2,839,984 2,638,509 2,715,235 2,573,237 Average Borrowings 34,831 44,145 32,331 44,338 Average Interest Bearing Liabilities 1,812,177 1,666,723 1,722,123 1,610,239 Average Stockholders’ Equity 291,702 289,395 289,419 291,315      Asset Quality — During Period:    Provision for Loan Losses $651 $767 $1,189 $1,828 Net Charge-offs (Recoveries) 203 830 (543) 2,578      (1) See Non-GAAP financial measures and reconciliation to GAAP below.(2) The efficiency ratio (a lower ratio indicates greater efficiency) compares non-interest expense to adjusted total revenue (taxable equivalent net interest income, plus non-interest income, excluding gains or losses on sales or revaluations of investment securities and other assets and penalties on prepayment of borrowings.

	HUDSON VALLEY HOLDING CORP. AND SUBSIDIARIES
	Selected Quarterly Balance Sheet Data
	(Dollars in thousands except per share data)

	Sep 30	Jun 30	Mar 31	Dec 31	Sep 30
	2014	2014	2014	2013	2013

Period End Balances:
Total Assets	$3,120,097	$3,225,384	$2,906,201 $2,999,199		$3,021,520
Total Investments	847,325	844,659	538,292 548,436		536,339
Net Loans	1,800,653	1,742,569	1,632,795 1,606,179		1,552,125
Goodwill and Other Intangible Assets	5,712	5,760	5,807	5,855	24,602
Total Deposits	2,768,651	2,859,876	2,562,018 2,633,744		2,664,940
Total Stockholders’ Equity	291,344	292,046	287,553 284,309		290,702
Tangible Common Equity (1)	285,632	286,286	281,746 278,454		266,100
Common Shares Outstanding	19,984,957	19,984,352	20,032,431 19,935,559		19,903,337
Book Value Per Share	$14.58	$14.61	$14.35 $14.26		$14.61
Tangible Book Value Per Share (1)	$14.29	$14.33	$14.06 $13.97		$13.37
Tangible Common Equity Ratio — HVHC (1)	9.2%	8.9%	9.7%	9.3%	8.9%

Tier 1 Leverage Ratio — HVHC	9.1%	9.4%	9.7%	9.5%	9.2%
Tier 1 Risk Based Capital Ratio — HVHC	14.3%	14.7%	16.2%	16.2%	15.9%
Total Risk Based Capital Ratio — HVHC	15.6%	16.0%	17.5%	17.5%	17.2%
Tier 1 Leverage Ratio — HVB	8.8%	9.2%	9.5%	9.3%	9.0%
Tier 1 Risk Based Capital Ratio — HVB	14.0%	14.4%	15.9%	15.8%	15.7%
Total Risk Based Capital Ratio — HVB	15.3%	15.7%	17.2%	17.1%	16.9%

Gross Loans:
Commercial Real Estate	$639,049	$622,615	$587,366 $	593,476	$598,996
Construction	84,723	87,146	81,331	88,311	82,310
Residential Multi-Family	328,063	295,008	249,661 226,898		214,853
Residential Other	404,470	417,297	429,379 432,999		396,477
Commercial and Industrial	318,257	308,555	284,025 258,578		254,723
Individuals	10,905	11,427	12,908	17,388	17,352
Lease Financing	42,377	27,049	14,000	13,140	12,068
Total Loans	$1,827,844	$1,769,097	$1,658,670 $1,630,790		$1,576,779

Asset Quality — Period End:
Allowance for Loan Losses	$27,722	$27,275	$26,904 $25,990		$25,863
Loans 31-89 Days Past Due Accruing	7,003	5,572	9,590	4,625	3,704
Loans 90 Days or More Past Due Accruing
(90 PD)	—	—	—	—	—
Non-accrual Loans (NAL)	27,027	20,546	21,006	23,489	33,964
Nonperforming Assets (90 PD+NAL+OREO)	27,027	20,546	21,006	23,489	33,964
Allowance / Total Loans	1.52%	1.54%	1.62%	1.59%	1.64%
NAL / Total Loans	1.48%	1.16%	1.27%	1.44%	2.15%
NAL + 90 PD / Total Loans	1.48%	1.16%	1.27%	1.44%	2.15%
NAL + 90 PD + OREO / Total Assets	0.87%	0.64%	0.72%	0.78%	1.12%
Nonperforming Assets / Total Assets	0.87%	0.64%	0.72%	0.78%	1.12%

(1) See Non-GAAP financial disclosures and reconciliation to GAAP below.
		HUDSON VALLEY HOLDING CORP. AND SUBSIDIARIES
		Selected Quarterly Income Statement Data
		(Dollars in thousands except per share data)

	Three Months	Three Months	Three Months	Three Months		Three Months
	Ended	Ended	Ended	Ended		Ended
	Sep 30, 2014	Jun 30, 2014	Mar 31, 2014	Dec 31, 2013		Sep 30, 2013

Interest Income	$24,827	$23,281	$22,835		$21,946	$22,409
Interest Expense	1,235	1,181	1,106		1,336	1,396
Net Interest Income	23,592	22,100	21,729		20,610	21,013
Provision for Loan Losses	651	460	78		648	767
Non-Interest Income	4,019	3,931	2,479		2,557	4,189
Non-Interest Expense	22,183	22,090	21,790		39,126	21,546
Income (Loss) Before Income Taxes	4,777	3,481	2,340		(16,607)	2,889
Income Taxes	1,515	1,041	738		(8,104)	394
Net Income (Loss)	$3,262	$2,440	$1,602		$(8,503)	$2,495

Diluted Earnings (Loss) Per Share	$0.16	$0.12	$0.08		$(0.43)	$0.13

Net Interest Margin	3.12%	3.05%	3.14%		2.95%	2.99%

Average Cost of Deposits (1)	0.17%	0.17%	0.17%		0.18%	0.18%

(1) Includes noninterest bearing
deposits

HUDSON VALLEY HOLDING CORP. AND SUBSIDIARIES
Non-GAAP Financial Measures and Reconciliation to GAAP
(Dollars in thousands)

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2014	2013	2014	2013
Total average interest earning assets:
As reported	$3,023,976	$2,810,870	$2,895,665	$2,746,618
Unrealized loss on securities available-for-sale (a)	(1,952)	(12,895)	(3,017)	(5,111)

Adjusted average total interest earning assets (1)	$3,025,928	$2,823,765	$2,898,682	$2,751,729

Net interest income:
As reported	$23,592	$21,012	$67,421	$63,327
Adjustment to tax equivalency basis (b)	315	375	989	1,208

Adjusted net interest income (1)	$23,907	$21,387	$68,410	$64,535

Net yield on average interest earning assets:
As reported	3.12%	2.99%	3.10%	3.07%
Effects of (a) and (b) above	0.04%	0.04%	0.05%	0.06%

Adjusted net yield on average interest earning assets (1)	3.16%	3.03%	3.15%	3.13%

Average stockholders’ equity:
As reported	$291,702	$289,395	$289,419	$291,315
Effects of (a) and (b) above	(1,253)	(7,816)	(1,911)	(3,027)

Adjusted average stockholders’ equity (1)	$292,955	$297,211	$291,330	$294,342

Interest income:
As reported	$24,827	$22,408	$70,943	$67,637
Adjustment to tax equivalency basis (b)	315	375	989	1,208

Adjusted interest income (1)	$25,142	$22,783	$71,932	$68,845

Gross yield on average interest earning assets:
As reported	3.28%	3.19%	3.27%	3.28%
Effects of (a) and (b) above	0.04%	0.04%	0.04%	0.06%

Adjusted gross yield on average interest earning assets (1)	3.32%	3.23%	3.31%	3.34%

HUDSON VALLEY HOLDING CORP. AND SUBSIDIARIES
Non-GAAP Financial Measures and Reconciliation to GAAP (Continued)
(Dollars in thousands, except per share data)

	Sep 30	Jun 30	Mar 31	Dec 31	Sep 30
	2014	2014	2014	2013	2013
-

Tangible Equity Ratio:
Total Stockholders’ Equity:
As reported	$291,344	$292,046	$287,553	$284,309	$290,702
Less: Goodwill and other intangible assets	5,712	5,760	5,807	5,855	24,602
Tangible stockholders’ equity	$285,632	$286,286	$281,746	$278,454	$266,100

Total Assets:
As reported	$3,120,097	$3,225,384	$2,906,201	$2,999,199	$3,021,520
Less: Goodwill and other intangible assets	5,712	5,760	5,807	5,855	24,602
Tangible Assets	$3,114,385	$3,219,624	$2,900,394	$2,993,344	$2,996,918

Tangible equity ratio (2)	9.2%	8.9%	9.7%	9.3%	8.9%

Tangible Book Value Per Share:
Tangible stockholders’ equity	$285,632	$286,286	$281,746	$278,454	$266,100
Common shares outstanding	19,984,957	19,984,352	20,032,431	19,935,559	19,903,337
Tangible book value per share (2)	$14.29	$14.33	$14.06	$13.97	$13.37

(1) Adjusted total average interest earning assets, net interest earnings, net yield on average interest earning assets and average stockholders’ equity exclude the effects of unrealized net gains and losses on securities available for sale. These are non-GAAP financial measures. Management believes that this alternate presentation more closely reflects actual performance, as it is more consistent with the Company’s stated asset/liability management strategies which have not resulted in significant realization of temporary market gains or losses on securities available for sale which were primarily related to changes in interest rates. As noted in the Company’s 2014 Proxy Statement, net income as a percentage of adjusted average stockholders’ equity is one of several factors utilized by management to determine total compensation.

(2) Tangible equity ratio and tangible book value for share are non-GAAP financial measurements. Management believes these non-GAAP financial measures provide information useful to investors in understanding the Company’s underlying operating performance and trends, and facilitates comparisons with the performance of other banks and are used by management to analyze the relative strength of the Company’s capital position.